Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-216361, 333-195098, 333-183110, 333-173899, 333-167232 and 333-153723) and Form F-3 (File No. 333-216377) of our report dated February 22, 2017 relating to the financial statements of Barclays PLC and our report dated February 22, 2017 relating to the financial statements of Barclays Bank PLC, which appear in the combined Annual Report of Barclays PLC and Barclays Bank PLC on Form 20-F for the year ended December 31, 2017.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-149302, 333-149301, 333-112797 and 333-112796) and Form F-3 (File No. 333-212571) of our report dated February 22, 2017 relating to the financial statements of Barclays PLC and our report dated February 22, 2017 relating to the financial statements of Barclays Bank PLC, which appear in the combined Annual Report of Barclays PLC and Barclays Bank PLC on Form 20-F for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
February 22, 2018